UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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The Cheesecake Factory Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 26, 2010

Dear Fellow Staff Members,

I wanted to clarify how the voting process works for restricted shares because it’s different for shares that are currently restricted than it is for shares that have vested.  It’s a little confusing due to the nature of how the shares are “held” based on whether there are restrictions on the shares or not.

For restricted stock that has NOT yet vested, those shares are held in what’s known as “registered name.”  That means the shares are held in your name at our transfer agent, Computershare.  You should have received a package from the Company containing an annual report, proxy statement and proxy card to vote.  If you opted to receive materials electronically, you should have received an email from the Company with instructions on where to access the materials and how to vote.  If you did not receive the communication from the Company or inadvertently discarded it, please contact Caroline Paladino at Broadridge (caroline.paladino@broadridge.com ), our mailing agent and vote tabulator, to request your control number.  Once you’ve received it, logon to www.proxyvote.com. Enter the control number in the box indicated and follow the instructions on screen to vote your shares.

For shares that were originally granted as restricted stock and have now vested, these shares are held in what’s known as “Street” name.  This is because the shares were deposited into your Charles Schwab account upon vesting and the broker holds these shares on your behalf.  If you did not sell these shares prior to the cut-off date for voting eligibility of April 6, 2010, you should have received either a package containing an annual report, proxy statement and proxy card, or an email, from Schwab with voting instructions.  If you did not receive any communication from Schwab or inadvertently discarded it, follow the instructions below to obtain your control number.  Once you’ve received it, logon to www.proxyvote.com. Enter the control number in the box indicated and follow the instructions on screen to vote your shares.

To contact Charles Schwab:

1) Call Charles Schwab Client Reporting and Security Services at 800-323-4332, select option 3 for Proxy Services;

2) You will be asked to enter your social security number for identification purposes;

3) Once the representative comes on the line, you’ll be asked a couple of questions for security verification purposes (i.e., date of birth, mother’s maiden name, etc);

4) The representative will then be able to provide you with your control number.

What this all boils down to is that many of you received two separate control numbers - one to vote your restricted shares and the other to vote restricted shares that are now vested.  It is important that you cast a vote for both unvested and vested shares by using both control numbers to vote.

Your vote must be in no later than 11:59 pm ET on June 1 to be counted.

Again, thank you for your participation in this important process.  Please don’t hesitate to contact me or Jill Peters with any questions.

Doug

W. Douglas Benn

Executive Vice President and Chief Financial Officer

The Cheesecake Factory Incorporated